UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 4, 2014

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained under the heading “Incentive Distribution Units Issued to WPX” in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 4, 2014, Legacy Reserves LP (“we,” “us,” “our” or the “Partnership”) closed its previously announced transaction with WPX Energy Rocky Mountain, LLC, a subsidiary of WPX Energy, Inc. (“WPX”), relating to the purchase of a non-operated interest in oil and natural gas properties in the Piceance Basin in Garfield County, Colorado for 300,000 incentive distribution units representing a new class of limited partner interests in the Partnership (the “Incentive Distribution Units”) along with $355.0 million in cash, subject to customary purchase price adjustments.  We refer to this acquisition as the “Piceance Basin Acquisition.”  The Incentive Distribution Units issued to WPX include 100,000 Incentive Distribution Units that immediately vested along with the ability to vest in up to an additional 200,000 Incentive Distribution Units in connection with any future asset sales or transactions completed with the Partnership. Incentive Distribution Units that are not issued to WPX or other parties will remain in treasury at the Partnership for the benefit of all limited partners until such time as we may make future issuances to other parties.

The Incentive Distribution Units include a right to incremental cash distributions of the Partnership after certain target levels of distributions are paid to unitholders, which targets are set above the current levels of the Partnership’s distributions to unitholders. The terms of the Incentive Distribution Units are discussed in more detail in Item 8.01 below.

Components of the Piceance Basin Acquisition include:

•                  over 2,600 natural gas wells producing primarily from the Williams Fork formation and spanning 3 fields within the greater Grand Valley of Garfield County, Colorado;

•                  an initial approximate 29% working interest that increases to approximately 37% on January 1, 2015 and approximately 41% on January 1, 2016;

•                  operatorship to remain with seller, a well-known Rockies operator that currently owns an approximate 98% working interest in the subject properties; and

•                  internally estimated proved reserves of 276 Bcfe, 100% of which are proved developed producing, and of which 83% are natural gas, 15% are natural gas liquids (“NGLs”) and 2% oil.

While the Partnership believes the anticipated reserve and production estimates and its assumptions underlying these estimates are reasonable based upon its evaluation of information provided in connection with the Acquisition, actual reserve and production information will be dependent on numerous factors, including but not limited to, well performance and realized commodity prices. The proved reserve estimates were prepared by the Partnership’s internal engineers for the purpose of evaluating the acquisition and are based on benchmark prices and certain future cost variability.  Benchmark prices are based on the twelve-month, unweighted arithmetic average of the price on the first day of each month for the period from January through December 2013.  Any such estimates are inherently uncertain and are subject to significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those the Partnership anticipates, as set forth in the paragraph below.

This Item 2.01 of Form 8-K contains forward-looking statements that are based on the Partnership’s current expectations, estimates and projections about its operations and the Acquisition. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimated,” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: realized oil and natural gas prices; the ability to consummate the Acquisition, production volumes, lease operating expenses, general and administrative costs and finding and development costs; future operating results and the factors set forth under the heading “Risk Factors” in the Partnership’s annual and quarterly reports filed with the Securities and Exchange Commission. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2014, our general partner adopted the Third Amended and Restated Agreement of Limited Partnership, which we refer to in this Form 8-K as our “amended partnership agreement” to create and issue the Incentive Distribution Units and modify the terms of our cash distribution policy as set forth below.

Our Cash Distribution Policy Following the Issuance of Incentive Distribution Units

Distributions of Available Cash

General

Our amended partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash

Our amended partnership agreement generally defines available cash, for any quarter, as all cash and cash equivalents on hand at the end of that quarter, including cash resulting from working capital borrowings made after the end of such quarter:

•                  less, the amount of cash reserves established by our general partner at the date of determination of available cash for the quarter to:

•                  provide for the proper conduct of our business, which could include, but is not limited to, amounts reserved for capital expenditures including drilling and acquisitions and for our anticipated future credit needs;

•                  comply with applicable law, any of our debt instruments or other agreements; or

•                  provide funds for distributions in respect of our preferred units;

•                  provide funds for distributions to our unitholders (including our general partner) for any one or more of the next four quarters.

Operating Surplus and Capital Surplus

Generally

All cash distributed to unitholders is characterized as either from “operating surplus” or “capital surplus.”  Our amended partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus

Operating surplus is defined in our amended partnership agreement to generally mean, for any period:

•                  $140.0 million (as described below); plus

•                  all of the cash receipts of the Partnership and its subsidiaries (or the Partnership’s proportionate share of cash receipts in the case of subsidiaries that are not wholly owned) after the first day of the fiscal quarter in which the Incentive Distribution Units are issued, excluding cash from interim capital transactions, which include the following:

•                  borrowings (including sales of debt securities), refinancings or refundings of indebtedness that are not working capital borrowings;

•                  sales of equity interests;

•                  sales and other dispositions of any assets outside the ordinary course of business (excluding dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales of assets as part of normal retirements or replacements);

•                  capital contributions received; and

•                  corporate reorganizations or restructurings;

provided that cash receipts from the termination of a commodity, currency, basis differential or interest rate hedge prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

•                  working capital borrowings made after the end of the period but on or before the date of determination of operating surplus for the period; plus

•                  cash distributions paid on equity issued (including incremental distributions on Incentive Distribution Units), to fund all or a portion of an acquisition or a capital improvement or replacement of a capital asset (such as reserves or equipment) in respect of the period from the date we enter into a binding obligation to make an acquisition or a capital improvement or replacement of a capital asset until the earlier to occur of the date the capital improvement or acquisition begins producing in paying quantities or is placed into service, as applicable, and the date that it is abandoned or disposed of (including equity issued to fund interest payments and related fees on debt incurred to fund all or a portion of a capital improvement or acquisition); less

•                  all of our operating expenditures (as defined below) between the first day of the fiscal quarter in which the Incentive Distribution Units are first issued and the end of the period; less

•                  the amount of cash reserves established by our general partner (or the Partnership’s proportionate share of cash receipts in the case of subsidiaries that are not wholly owned) to provide funds for future operating expenditures; less

•                  all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve-month period with the proceeds of additional working capital borrowings; less

•                  any loss realized on disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, it includes a basket of $140.0 million that enables us, if we choose, to distribute as operating surplus cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including (as described above) certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

Operating expenditures are defined in our amended partnership agreement to generally mean all of our cash expenditures (or our proportionate share of cash expenditures in the case of subsidiaries that are not wholly owned), including, but not limited to, taxes, reimbursement of expenses to our general partner and its affiliates, payments made in the ordinary course of business under commodity, currency, basis differential or interest rate hedge contracts (provided that (i) with respect to amounts paid in connection with the initial purchase of a commodity, currency, basis differential or interest rate hedge contract, such amounts will be amortized in accordance with the monthly allocations of fair value conducted at the time the applicable commodity, currency, basis differential or interest rate hedge contract is entered into and (ii) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract), officer compensation, repayment of working capital borrowings, debt service payments (except as otherwise provided in our amended partnership agreement) and estimated maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures do not include:

•                  repayment of working capital borrowings previously deducted from operating surplus pursuant to the provision described in the penultimate bullet point of the description of operating surplus above when such repayment actually occurs;

•                  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

•                  growth capital expenditures;

•                  actual maintenance capital expenditures (as discussed in further detail below);

•                  investment capital expenditures;

•                  payment of transaction expenses relating to interim capital transactions;

•                  distributions to our partners (including distributions in respect of the Incentive Distribution Units); or

•                  repurchases of equity interests except to fund obligations under employee benefit plans.

Capital Surplus

Capital surplus is defined in our amended partnership agreement to generally mean any distribution of available cash in excess of our cumulative operating surplus. Accordingly, capital surplus would generally be generated only by the following (which we refer to as “interim capital transactions”):

•                  borrowings (including sales of debt securities), refinancings or refundings of indebtedness other than working capital borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business;

•                  sales of our equity interests;

•                  sales or other dispositions of assets outside the ordinary course of business (other than dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales and other dispositions of assets as part of normal retirements or replacements);

•                  capital contributions received; and

•                  corporate reorganizations and restructurings.

Characterization of Cash Distributions

Our amended partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the first day of the fiscal quarter in which the Incentive Distribution Units are first issued equals the operating surplus from the first day of the fiscal quarter in which the Incentive Distribution Units are first issued through the end of the quarter immediately preceding that distribution. Our amended partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus includes up to $140.0 million, which does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from interim capital transactions that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

Our amended partnership agreement provides that estimated maintenance capital expenditures reduce operating surplus, but growth capital expenditures, actual maintenance capital expenditures and investment capital expenditures do not. Maintenance capital expenditures are those capital expenditures made to maintain, over the long term, the production levels of our oil and natural gas properties or the operating capacity of our other capital assets existing on the date of such expenditure. We expect that a primary component of maintenance capital expenditures will be capital expenditures associated with the replacement of equipment and, to the extent required to maintain production, oil and natural gas reserves (including non-proved reserves attributable to undeveloped leasehold acreage), whether through the development, exploitation and production of existing oil and natural gas properties or the acquisition or development of a new oil or natural gas properties. Maintenance capital expenditures may also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on the Incentive Distribution Units) to finance all or any portion of any replacement asset that is paid in respect of the period from the date that we enter into a binding agreement to commence construction or development of a replacement asset until the earlier to occur of the date that any such replacement asset begins producing in paying quantities or is placed into service, as applicable, and the date that it is abandoned or disposed of. Plugging and abandonment costs are also expected to constitute maintenance capital expenditures. Capital expenditures made solely for investment purposes are considered maintenance capital expenditures.

Because our maintenance capital expenditures can be irregular, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus and cash available for distribution to our unitholders if we subtracted actual maintenance capital expenditures from operating surplus. To address this issue, our amended partnership agreement requires that an estimate of the average quarterly maintenance capital expenditures necessary to maintain, over the long term, production levels of our oil and natural gas properties or the operating capacity of our other assets be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus is subject to review and change by our general partner’s board of directors. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will impact our business. Our amended partnership agreement does not cap the amount of maintenance capital expenditures that our general partner may estimate. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.

The use of estimated maintenance capital expenditures in calculating operating surplus has the following effects:

•                  it reduces the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus insufficient to maintain our quarterly distribution rate; and

•                  in quarters where estimated maintenance capital expenditures exceed actual maintenance capital expenditures, it will be more difficult for us to raise our distribution above the then-current level and pay incentive distributions on the Incentive Distribution Units to the holders thereof because the amount of estimated maintenance capital expenditures reduces the amount of cash available for distribution to our unitholders and the holders of Incentive Distribution Units, even in quarters where there are no corresponding actual capital expenditures; conversely, the use of estimated maintenance capital expenditures in calculating operating surplus will have the opposite effect for quarters in which actual maintenance capital expenditures exceed our estimated maintenance capital expenditures.

Growth capital expenditures are defined in our amended partnership agreement as those capital expenditures with respect to acquisitions or capital improvements that we expect will increase, over the long term, the production of our oil and natural gas properties or the operating capacity of our other capital assets existing on the date of such expenditure. Examples of growth capital expenditures include the acquisition of reserves or equipment, the acquisition of new leasehold interests, or the development, exploitation and production of an existing leasehold interest, to the extent such expenditures are incurred to increase, over the long term, the production of our oil and natural gas properties or the operating capacity of our other capital assets existing on the date of such expenditure. Growth capital expenditures also may include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on the Incentive Distribution Units) to finance all or any portion of such capital improvement during the period from the date we enter into a binding obligation to acquire the related capital asset or commence the related capital improvement until the earlier to occur of the date any such capital asset or capital improvement begins producing in paying quantities or is placed into service, as applicable, or the date that it is abandoned or disposed of. Capital expenditures made solely for investment purposes are not considered growth capital expenditures.

Investment capital expenditures are defined in our amended partnership agreement as those capital expenditures that are neither maintenance capital expenditures nor growth capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of our undeveloped properties in excess of the maintenance of our current production levels of our oil and natural gas properties or the current operating capacity of our other capital assets, but which are not expected to increase the production of our oil and natural gas properties or the operating capacity of our other capital assets for more than the short term.

As described above, neither investment capital expenditures nor growth capital expenditures are included in operating expenditures, and thus will not reduce operating surplus. Because growth capital expenditures may include interest payments (and related fees) on debt incurred to finance all or a portion of a growth capital expenditure during the period from the date we enter into a binding obligation to acquire the related capital asset or commence construction of the related capital improvement until the earlier to occur of the date any such capital asset or capital improvement begins producing in paying quantities or is placed into service, as applicable, and the date that it is abandoned or disposed of, such interest payments also may not reduce operating surplus. Losses on disposition of an investment capital expenditure reduce operating surplus when realized and cash receipts from an investment capital expenditure are treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

Capital expenditures that are made in part for maintenance capital purposes and in part for investment capital or growth capital purposes are allocated as maintenance capital expenditures, investment capital expenditures or growth capital expenditure by our general partner’s board of directors.

Adjusted Operating Surplus

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods. Adjusted operating surplus is calculated using estimated maintenance capital expenditures rather than actual maintenance capital expenditures and, to the extent the estimated amount is less than the actual amount, the cash generated from operations during that period would be less than the adjusted operating surplus for that period. Adjusted operating surplus for any period consists of:

•                  operating surplus generated with respect to that period (excluding any amounts attributable to the items described in the first bullet point under “—Operating Surplus and Capital Surplus—Operating Surplus”); less

•                  any net increase in working capital borrowings (or the Partnership’s proportionate share of any net increase in working capital borrowings in the case of subsidiaries that are not wholly owned) with respect to that period; less

•                  any net decrease in cash reserves (or the Partnership’s proportionate share of any net decrease in cash reserves in the case of subsidiaries that are not wholly owned) for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•                  any net decrease in working capital borrowings (or the Partnership’s proportionate share of any net decrease in working capital borrowings in the case of subsidiaries that are not wholly owned) with respect to that period; plus

•                  any net increase in cash reserves (or the Partnership’s proportionate share of any net increase in cash reserves in the case of subsidiaries that are not wholly owned) for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium; plus

•                  any net decrease made in subsequent periods in cash reserves for operating expenditures initially established with respect to such period to the extent such decrease results in a reduction of adjusted operating surplus in subsequent periods pursuant to the third bullet point above.

Distributions of Available Cash from Operating Surplus

We will make distributions of available cash from operating surplus for any quarter in the following manner:

•                  first, 100.00% to the unitholders and our general partner, pro rata, until we distribute for each unit an amount equal to at least $0.5900; and

•                  thereafter, in the manner described below in “—Incentive Distribution Units.”

Incentive Distribution Units

Incentive Distribution Units consist of a class of 1,000,000 units, which amount may not be increased except with the consent the holders of at least 75% of the outstanding Incentive Distribution Units. The distribution percentages referenced below with respect to the Incentive Distribution Units apply to the entirety of the class of Incentive Distribution Units with each unit thereof entitled to its proportionate share of such percentage.

Incentive Distribution Units represent the right to receive an increasing percentage (13% and 23%) of the quarterly distributions of available cash from operating surplus after certain target distribution levels have been paid.  If, for any quarter, the Partnership has distributed available cash from operating surplus to the unitholders and the general partner of the Partnership an amount equal to at least $0.5900 per unit, then the Partnership will distribute any additional available cash from operating surplus for that quarter in the following manner:

•                  first, 100.00% to the unitholders and our general partner, pro rata, and 0.00% to the holders of the Incentive Distribution Units, until each unitholder receives a total of $0.6785 per unit for that quarter;

•                  second, 87.00% to the unitholders and our general partner, pro rata and 13.00% to the holders of the Incentive Distribution Units, pro rata, until each unitholder receives a total of $0.7375 per unit for that quarter; and

•                  thereafter, 77.00% to the unitholders and our general partner, pro rata,  and 23.00% to the holders of Incentive Distribution Units, pro rata.

All Incentive Distribution Units that are not held by third parties are currently deemed to be held in treasury by the Partnership.  Incentive Distribution Units held in treasury receive their pro rata share of any distributions made in respect of the Incentive Distribution Units, and the additional cash to be received by the Partnership from these distributions may be distributed to the unitholders, our general partner and the holders of Incentive Distribution Units, in the manner described above or may be retained by the Partnership as cash reserves for any permissible Partnership purpose.

General Partner’s Right to Reset Incentive Distribution Levels

Our amended partnership agreement grants our general partner the right to elect to reset, at a higher level, the cash target distribution levels upon which the incentive distribution payments to the holders of Incentive Distribution Units will be set.  The right to reset the target distribution levels upon which the incentive distributions are based may be exercised without the approval of our unitholders or the holders of Incentive Distribution Units or the conflicts committee, at any time when:

•                  the Partnership has paid four consecutive quarterly distributions in respect of each unit of an amount equal to at least $0.7375 for each such quarter; and

•                  the amount of all distributions during each quarter within such four-quarter period did not exceed the adjusted operating surplus for such quarter.

The reset target distribution levels will be higher than the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per unit, taking into account the existing levels of incentive distribution payments being made to the holders of Incentive Distribution Units.

In connection with the resetting of the target distribution levels and the corresponding relinquishment of incentive distribution payments by the holders of Incentive Distribution Unit based on the target cash distributions prior to the reset, the holders of Incentive Distribution Units will be entitled to receive a number of newly issued units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the Incentive Distribution Units received by the holders of Incentive Distribution Units for the two quarters prior to the reset event as compared to the average cash distributions per unit during that two-quarter period.

The number of units that the holders of Incentive Distribution Units would be entitled to receive from us in connection with a resetting of the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received in respect of the issued and outstanding Incentive Distribution Units during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per unit during each quarter in that two-quarter period.

Following a reset election, the target distribution amount of $0.5900 per unit will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum target distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•                  first, 100.00% to the unitholders and our general partner, pro rata, and 0.00% to the holders of the Incentive Distribution Units, until each unitholder receives an amount equal to 115% of the reset minimum target distribution for that quarter;

•                  second, 87.00% to the unitholders and our general partner, pro rata, and 13.00% to the holders of the Incentive Distribution Units, pro rata, until each unitholder receives an amount equal to 125% of the reset minimum target distribution per unit for that quarter; and

•                  thereafter, 77.00% to the unitholders and our general partner, pro rata, and 23.00% to the holders of Incentive Distribution Units, pro rata;

provided that, if the target distribution levels have been reduced to zero in connection with the adjustments described below in the last paragraph of “—Distributions from Capital Surplus,” the distribution of available cash that is deemed to be operating surplus with respect to any quarter will be made solely in accordance with the third bullet point above.

Distributions from Capital Surplus

We make distributions of available cash from capital surplus, if any, in the following manner:

•                  first, 100% to the unitholders and our general partner, pro rata, until the initial target distribution amount of $0.5900 has been reduced to zero as described below; and

•                  thereafter, we make all distributions of available cash from capital surplus as if they were from operating surplus.

In the event of a distribution of cash that is deemed to be from capital surplus, then the applicable target distribution amount (which will be either $0.5900 or the adjusted amount as described under “—Distributions of Available Cash From Operating Surplus—General Partner’s Right to Reset Incentive Distribution Levels,” as adjusted pursuant to this paragraph) and the target distribution levels described above under “—Distributions of Available Cash from Operating Surplus—Incentive Distribution Units” will be reduced in the same proportion that the distribution of available cash from capital surplus had to the fair market value of our units immediately prior to the announcement of the distribution.  The fair market value of our units will be either the current market price of the units before the ex-dividend date with respect to the distribution or, if the units are not then admitted to trading on a national securities exchange, the fair market value of the units as determined by the board of directors of our general partner.

General Partner’s Incentive Distribution Conversion Rights in Connection with a Change of Control

For 180 days following an IDR change of control as set forth in our amended partnership agreement, our general partner will have the right to cause a conversion of all, but not less than all, of the vested and outstanding Incentive Distribution Units.  In the event that the general partner elects to convert the Incentive Distribution Units upon or following a change of control, the holders of Incentive Distribution Units will receive a number of units equal to:

•                  the average aggregate amount of cash distributions made by the Partnership for the two quarters immediately preceding the election in respect of the Incentive Distribution Units held by the holder thereof; and

divided by

•                  the average amount of cash distributions actually made by the Partnership in respect of each unit for the two quarters immediately preceding the election.

If the holders of units receive cash or other equity interests from a third party in connection with a change of control prior to a conversion described above, the Incentive Distribution Units will be converted into an equivalent amount of cash or such other equity interests that would have been received if the conversion described above had occurred immediately prior to the issuance of cash or such other equity interests.

The foregoing description of our amended partnership agreement is qualified in its entirety to the full text of the amended partnership agreement, which is filed as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference.

Incentive Distribution Units Issued to WPX

In conjunction with the closing of the Piceance Basin Acquisition, on June [4], 2014, the Partnership entered into an IDR Holders Agreement (the “IDR Agreement”) with WPX, which governs the terms of the Incentive Distribution Units to be issued to WPX as consideration.  Upon the closing of the Piceance Basin Acquisition, the Partnership granted WPX a total of 300,000 Incentive Distribution Units, which were composed of (i) 100,000 fully vested Incentive Distribution Units and (ii) 200,000 unvested Incentive Distribution Units (the “Unvested IDUs”).

The Unvested IDUs do not participate in cash distributions of the Partnership until vested.  The Unvested IDUs will automatically be forfeited on each of the first two anniversaries of the closing date of the Piceance Basin Acquisition in an amount per forfeiture equal to 66,666 Incentive Distribution Units and on the third anniversary of the closing date of the Acquisition in an amount equal to 66,668 Incentive Distribution Units.  Unvested IDUs that have not been forfeited will vest ratably at a rate of 10,000 Incentive Distribution Units per $35.5 million of additional cash consideration that is paid by the Partnership to WPX or to a third party (along with the fair market value of any non-cash consideration) in connection with the consummation of any transaction by which the Partnership acquires oil and natural gas properties (or rights therein or other assets related thereto) from WPX or jointly with WPX and such third party.

In addition, the IDR Agreement provides the Partnership with conversion rights on all of the vested and outstanding Incentive Distribution Units held by WPX at any time when:

•                  the Partnership has made a distribution in respect of its units for each of the four full fiscal quarters prior to the Partnership’s delivery of its conversion notice, and the amount of the distribution in respect of the units for the full quarter immediately preceding the Partnership’s delivery of its conversion notice was equal to at least $0.90 per unit; and

•                  the amount of all distributions during each quarter within the four-quarter period immediately preceding the Partnership’s delivery of its conversion notice did not exceed the Adjusted Operating Surplus for such quarter.

In the event that our general partner elects to convert the vested Incentive Distribution Units held by WPX under these circumstances, each vested Incentive Distribution Unit held by WPX will convert into a number of units equal to the product of (i) a conversion factor, which will be 1.2 in the event the distribution described in the first bullet above is equal to at least $0.90, 1.1 in the event the distribution described in the first bullet above is equal to at least $1.00 or 1.0 in the event the distribution described in the first bullet above is equal to at least $1.10 and (ii) the quotient of (a) the aggregate amount of cash distributions made by the Partnership for the full quarter immediately preceding the delivery by the Partnership of the conversion notice in respect of the vested Incentive Distribution Units held by WPX and (b) the cash distribution per unit made by the Partnership for the full quarter immediately preceding delivery by the Partnership of the conversion notice.

In addition, the IDR Agreement provides WPX the ability to convert any of its vested Incentive Distribution Units beginning three years after the date of the closing of the Piceance Basin Acquisition.  If WPX elects to convert its vested Incentive Distribution Units, they will convert into a number of units equal to the quotient of:

•                  the average aggregate amount of cash distributions made by the Partnership for each of the two full quarters immediately preceding the delivery by WPX of its notice of conversion in respect of the vested Incentive Distribution Units held by WPX prior to the conversion; over

•                  the average cash distribution per unit made by the Partnership for each of the two full quarters immediately preceding the delivery by WPX of its notice of conversion.

The IDR Agreement also provides for the immediate forfeit of any vested and unvested Incentive Distribution Units transferred by WPX to any person that is not a controlled affiliate of WPX, unless our general partner consents to the transfer.  In addition, the IDR Agreement provides WPX with certain registration rights in respect of units issued upon conversion of Incentive Distribution Units held by WPX and its controlled affiliates.

The foregoing description of the IDR Agreement is qualified in its entirety by reference to the full text of the IDR Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.03 by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(b)  Pro forma financial information.

The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(d)  Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP.
10.1	IDR Holders Agreement, dated June 4, 2014, by and between Legacy Reserves LP and WPX Rocky Mountain, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: June 4, 2014	By:	/s/ James Daniel Westcott
James Daniel Westcott
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP.
10.1	IDR Holders Agreement, dated June 4, 2014, by and between Legacy Reserves LP and WPX Rocky Mountain, LLC.